UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2017 (June 1, 2017)

Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of shareholders was held on June 1, 2017 at the Company’s corporate offices. As of the record date, there were a total of 6,458,836 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 5,920,635 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1) The nominees named below were elected to serve as members of the Board of Directors of the Company for a one-year term until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. O'Neil, Jr.	4,136,250	389,758	1,394,627
Robert Z. Hensley	4,143,177	382,831	1,394,627
Robert A. McCabe, Jr.	4,137,642	388,366	1,394,627
Wallace E. Olson	4,095,752	430,256	1,394,627
Chad A. McCurdy	4,070,813	455,195	1,394,627

(3)    The amendment to the 2010 Long-Term Incentive Plan to increase the maximum number of shares available for issuance was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,718,872	193,508	613,628	1,394,627

(4)    The compensation paid to the Company’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,869,715	44,910	611,383	1,394,627

(5)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,917,352	1,132	2,151	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    June 1, 2017